Exhibit 99.1



COMPANY CONTACT:                        INVESTOR RELATIONS CONTACT:
JAMES BROOKS - CEO                      TIM CLEMENSEN,
(800)732-3999                           RUBENSTEIN INVESTOR RELATIONS
EMAIL:  JBROOKS@WILLEYBROTHERS.COM      PHONE: 212-843-9337
                                        EMAIL:  TCLEMENSEN@RUBENSTEINIR.COM

     BRANDPARTNERS ANNOUNCES SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS




NEW YORK--(BUSINESS WIRE)--August 16, 2004--BrandPartners Group, Inc. (OTCBB:
BPTR - News), a leading provider of marketing and creative solutions for retail environments with a focus on bank branches, today announced financial results for the second quarter and six-months ended June 30, 2004. Revenue for the quarter increased to $11.29 million, versus revenues of $6.89 million for the comparable period in 2003. The net income attributable to common stockholders for the quarter was $1.03 million, or $0.03 per common share, compared to a net loss of $2.2 million, or $(0.12) per common share fully diluted for the three months ended June 30, 2003.

For the six months ended June 30, 2004, revenues increased 65% to $26.97 million, versus revenues of $16.37 million for the same period last year. This increase is due to an increase in orders for the current year. The net income attributable to common stockholders was $11.07million or $0.32 per common share fully diluted, compared to a net loss of $4.0 million, or $(0.22) per common share for the six months ended June 30, 2003. The 2004 net income included a gain of approximately $8.3 million for forgiveness of debt. Excluding the non-cash gain of $8.3 million, the Company earned $2.8 million, or $0.08 per diluted share to date.

"We continue to organically grow our business through repeat and follow-on orders from our existing customers as well as adding new clients to our portfolio. Our subsidiary, Willey Brothers now services more than 30% of the top 40 banks in the United States. Stated James Brooks, CEO of BrandPartners, "We have confidence in our staff and look forward to aggressively execute our business plan, expand our market share and explore other verticals."

BrandPartners management will host a conference call today to discuss and answer questions regarding the Company's second quarter financial results as well as provide an update on the Company's current activities at 11:00 a.m. Eastern Time.

Investors in the U.S. and Canada interested in participating in the conference call may dial 888-335-6974 and reference the BrandPartners call. International investors may dial 973-935-2401.

The webcast is also being distributed over PrecisionIR's Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through PrecisionIR's webcast site at www.vcall.com or by visiting any of the investor sites in PrecisionIR's Investor Network. A replay will be available through August 23, 2004 by calling 877-519-4471. The replay confirmation code is 5081067.



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ABOUT BRANDPARTNERS GROUP, INC.:

BrandPartners Group, Inc. together with its wholly owned subsidiary, Willey Brothers, Inc., provides its clients a full spectrum of integrated, end-to-end point-of-purchase communications solutions through its three complementary business segments: branch planning and design, merchandising and creative services. The company provides solutions to more than 1,600 companies covering over 20,000 retail locations.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.







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